SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
May 6, 2003

PartnerRe Ltd.
(Exact Name of Registrant as Specified in Charter)

Bermuda	0-2253	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Chesney House, 96 Pitts Bay Road, Pembroke, Bermuda
(Address of Principal Executive Offices)

HM 08
(Zip Code)

(441) 292-0888
(Registrant’s Telephone Number, Including Area Code)

Item 5. Other Events

          On May 6, 2003, PartnerRe Ltd. (the “Company”) entered into an underwriting agreement with SwissRe Capital Management (Bermuda) Ltd. (the “Selling Shareholder”), a wholly-owned subsidiary of Swiss Reinsurance Company, Swiss Reinsurance Company and Citigroup Global Markets Inc. in which Citigroup Global Markets Inc. agreed to purchase all of the 8,340,731 common shares from the Selling Shareholder at a purchase price of $52.50 per share ($437,888,378 aggregate proceeds to the Selling Shareholder). The Company will not receive any of the proceeds from the sale of shares by the Selling Shareholder.

          A copy of the Underwriting Agreement dated May 6, 2003 relating to the offering by the Selling Shareholder, filed with this Current Report on Form 8-K as Exhibit 99.1, is incorporated herein by reference.

Item 7. Exhibits

99.1	Underwriting Agreement relating to the offering by the Selling Shareholder of 8,340,731 of the Company’s common shares, par value $1.00 per share, dated May 6, 2003, among the Company, the Selling Shareholder, Swiss Reinsurance Company and Citigroup Global Markets Inc.

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PartnerRe Ltd. (Registrant)

By:	/s/ Christine Patton
Name: Christine Patton Title: General Counsel

Date: May 8, 2003

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Underwriting Agreement relating to the offering by the Selling Shareholder of 8,340,731 of the Company’s common shares, par value $1.00 per share, dated May 6, 2003, among the Company, the Selling Shareholder, Swiss Reinsurance Company and Citigroup Global Markets Inc.